UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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RALCORP HOLDINGS, INC.

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RALCORP HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DEAR SHAREHOLDERS:

      The 2007 Annual Meeting of Shareholders of Ralcorp Holdings, Inc. will be held at 8:30 a.m. local time, on Thursday, February 8, 2007, at the Bank of America Plaza, 800 Market St., 26th floor, St. Louis, Missouri, 63101 for the following purposes:

  To elect three directors;

  To approve the Company’s 2007 Incentive Stock Plan;

  To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm; and

  To transact any other business that may properly be presented at the Annual Meeting.

      If you were a shareholder of record at the close of business on December 1, 2006, then you may vote on these matters.

      It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we encourage you to vote in one of three ways:

  USE THE INTERNET WEBSITE shown on the Proxy Card;

  USE THE TOLL-FREE TELEPHONE NUMBER shown on the Proxy Card; or

  MARK, SIGN, DATE, and PROMPTLY RETURN the Proxy Card in the postage-paid envelope provided.
By Order of the Board of Directors, Charles G. Huber, Jr. Secretary

December 13, 2006

RALCORP HOLDINGS, INC.

800 Market Street
St. Louis, MO 63101

PROXY STATEMENT

RALCORP HOLDINGS, INC.

PROXY STATEMENT FOR THE
2007 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why Am I Receiving These Materials?

               The Board of Directors of Ralcorp Holdings, Inc. (“Ralcorp” or “Company”) is soliciting proxies to be used at the 2007 Annual Meeting of Shareholders. This Proxy Statement and Proxy Card are being mailed to shareholders on or about December 20, 2006. A copy of Ralcorp’s Annual Report on Form 10-K containing financial statements for the fiscal year ended September 30, 2006 has been mailed with this Proxy Statement.

YOUR VOTE IS VERY IMPORTANT AND YOU ARE ENCOURAGED TO VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Where And When Is The Annual Meeting?

               The Annual Meeting will take place at 8:30 a.m. local time, on Thursday, February 8, 2007, at the Bank of America Plaza, 800 Market St., 26th floor, St. Louis, Missouri, 63101.

Who Can Vote?

               Record holders of Ralcorp Common Stock on December 1, 2006 may vote at the Annual Meeting. On that date, there were 26,848,352 shares of Ralcorp Common Stock outstanding.

How Do I Vote?

         Shares Registered In Your Name:

    Vote by Internet. Go to www.computershare.com/expressvote, enter the information requested on your computer screen and follow the instructions provided.

    Vote by Telephone. Using a touch-tone telephone, call 1-800-652-VOTE (8683) toll-free and follow the instructions provided.

    Vote by Mail. Mark your Proxy Card, sign, date and return it in the postage-paid envelope provided.

    Vote in Person. Attend the Annual Meeting and cast your vote there.

               To vote by Internet or telephone, you will need your Voter Control Number located above your name on your Proxy Card. Internet and telephone voting are available twenty-four hours a day until midnight on Wednesday, February 7, 2007, the day before the Annual Meeting. Please do not return your Proxy Card if you vote by Internet or telephone.

         Shares Held By Your Bank Or Broker:

               If your Ralcorp Common Stock is held in the name of a bank or broker, you should follow the voting instructions you receive from your bank or broker. If you wish to attend the Annual Meeting and vote your shares, then you will need to bring an account statement or letter from your bank or broker indicating that you were the record holder of your shares as of December 1, 2006.

         Shares Held In The Savings Investment Plan:

               If you participate in the Company’s Savings Investment Plan (SIP) and are the record holder of Ralcorp Common Stock in exactly the same name as you are identified by in the SIP, then you will receive a single Proxy Card to vote all of your shares. If your SIP account is not in exactly the same name as your shares of record, then you will receive one Proxy Card for your SIP shares and one for your record shares.

               If you own shares through the SIP and we have not received your vote by 5:00 p.m. eastern standard time on February 5, 2007, then the trustee will vote your shares in the same proportion as the shares that are voted on behalf of the other participants in the SIP. The trustee will also vote unallocated shares of Ralcorp Common Stock held in the SIP in direct proportion to the voting of allocated shares in the SIP as to which voting instructions have been received, unless doing so would be inconsistent with the trustee’s duties.

How Many Votes Are Needed?

If a quorum is represented at the Annual Meeting, then the following votes are required:

• Election of Directors

A majority of shares entitled to vote and present (in person or by proxy) at the Annual Meeting must be voted “FOR” a nominee.

• Approval of 2007 Incentive Stock Plan

A majority of shares entitled to vote and present (in person or by proxy) at the Annual Meeting must be voted “FOR” the approval of the 2007 Incentive Stock Plan.

• Ratification of Appointment of Independent Registered Public Accounting Firm

A majority of shares entitled to vote and present (in person or by proxy) at the Annual Meeting must be voted “FOR” the ratification of appointment of independent accountants.

• Other Matters

Generally, a majority of the shares entitled to vote and present (in person or by proxy) at the Annual Meeting must be voted “FOR” such other matter(s). However, the Company does not know of any other matter that will be presented at this Annual Meeting.

How Can I Change My Vote?

You can change your vote in one of three ways:

• Send in another proxy or vote again electronically after your original vote;

• Notify Ralcorp’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

• Vote in person at the Annual Meeting.

How Many Votes Do I Have?

                You are entitled to cast one vote for each share of Ralcorp Common Stock you own on the record date. A majority of the outstanding shares entitled to vote must be present (in person or by proxy) in order to conduct the election of directors and approve the 2007 Incentive Plan along with other matters in this Proxy Statement. Record holders can check the number of shares they own by contacting Computershare, the Company’s Transfer Agent, at 1-877-282-1169 or via the internet at www.computershare.com.

What Constitutes A Quorum?

                A majority of the outstanding shares entitled to vote at the Annual Meeting represented in person or by proxy constitutes a quorum.

How Are Votes Counted?

                A Proxy Card marked “withhold” for a nominee or nominees acts as a vote against such nominee or nominees. A Proxy Card marked “abstain” on a matter will be considered to be represented at the Annual Meeting, but not voted for these purposes. Shares registered in the name of a bank, broker, or other “street name” agent, for which proxies are voted on some, but not all matters, will be considered to be represented at the Annual Meeting and voted only as to those matters marked on the Proxy Card.

                All shares that are properly voted (whether by Internet, telephone, or mail) will be voted at the Annual Meeting in accordance with your instructions. If you sign the Proxy Card but do not give voting instructions, the shares represented by your Proxy Card will be voted as recommended by the Board of Directors.

                If any other matters are properly presented at the Annual Meeting, the people named on the Proxy Card will use their discretion to vote on your behalf.

What Does The Board Recommend?

                The Board recommends you vote “FOR” the three nominees for director, “FOR” the approval of the 2007 Incentive Stock Plan and “FOR” the ratification of appointment of independent registered public accounting firm.

ELECTION OF DIRECTORS
Item 1 on Proxy Card

                Nine members serve on the Board of Directors. The Board is currently divided into three classes, with each class consisting of three members. Directors for each class are elected at the Annual Meeting held in the year in which the term for their class expires. Messrs. Armstrong, Liddy and Stiritz constitute the class whose term expires at the 2007 Annual Meeting.

                The Board has nominated Bill G. Armstrong, Richard A. Liddy and William P. Stiritz for election as directors at the Annual Meeting, to serve until the 2010 Annual Meeting.

                Each nominee has agreed to serve and the Board does not contemplate that any of the nominees will be unable to stand for election. However, if any nominee becomes unable to serve before the Annual Meeting, then your Proxy Card will be voted for a person that the Board nominates in such nominee’s place, unless you have withheld authority to vote for all nominees. There are no family relationships among our directors and corporate officers.

                Other directors not up for election this year will continue in office for the remainder of their terms or until their death, resignation or removal. Proxies may not be voted for a greater number of persons than the nominees listed beginning on page 4.

INFORMATION ABOUT RALCORP’S BOARD OF DIRECTORS

      Biographical information on Messrs. Armstrong, Liddy and Stiritz, and the directors continuing in office, is set forth below. Directors’ ages are as of December 31, 2006.

BILL G. ARMSTRONG—Standing for election at this meeting for a term expiring 2010
Age:	58
Director Since:	October 2004
Principal Occupation/ Recent Business Experience:	Mr. Armstrong served as Executive Vice President and Chief Operating Officer of Cargill Animal Nutrition from May 2001 to September 2004 and as Chief Operating Officer of Agribrands International, Inc. from April 1998 to April 2001.
Other Directorships:	Energizer Holdings, Inc.

DAVID R. BANKS—Continuing in office—Term expiring 2008
Age:	69
Director Since:	May 2001
Principal Occupation/ Recent Business Experience:	Private equity investor. Mr. Banks served as Chairman of the Board of Beverly Enterprises, Inc. (health care) from May 1989 to December 2001 and as Chief Executive Officer from May 1989 to February 2001.
Other Directorships:	Nationwide Health Properties, Inc.

JACK W. GOODALL—Continuing in office—Term expiring 2009
Age:	68
Director Since:	March 1994
Principal Occupation/ Recent Business Experience:	Mr. Goodall served as Chairman of the Board of Jack in the Box Inc. (restaurants) from April 1996 to February 2001.
Other Directorships:	Rubio’s Restaurants, Inc.

KEVIN J. HUNT—Continuing in office—Term expiring 2008
Age:	55
Director Since:	October 2004
Principal Occupation/ Recent Business Experience:	Mr. Hunt has been Co-Chief Executive Officer and President of Ralcorp Holdings, Inc. since September 2003 and Chief Executive Officer of Bremner Food Group, Inc. since 1995 and of Nutcracker Brands, Inc. since September 2003. Mr. Hunt has been employed with the Company since 1985.

DAVID W. KEMPER—Continuing in office—Term expiring 2008
Age:	56
Director Since:	October 1994
Principal Occupation/ Recent Business Experience:	Mr. Kemper has been Chairman, President and Chief Executive Officer of Commerce Bancshares, Inc. (bank holding company) since October 1991.
Other Directorships:	Tower Properties Company

RICHARD A. LIDDY—Standing for election at this meeting for a term expiring 2010
Age:	71
Director Since:	February 2001
Principal Occupation/ Recent Business Experience:	Mr. Liddy served as Chairman of the Board of GenAmerica Financial (financial and insurance products) from September 2000 to April 2002. He also served as Chairman of the Board of Reinsurance Group of America from May 1993 to April 2002.
Other Directorships:	Ameren Corporation and Energizer Holdings, Inc.

JOE R. MICHELETTO—Continuing in office—Term expiring 2009
Age:	70
Director Since:	January 1994
Principal Occupation/ Recent Business Experience:	Mr. Micheletto has been Vice-Chairman of the Board of Directors of Ralcorp Holdings, Inc. since September 2003. Mr. Micheletto served as Chief Executive Officer and President of Ralcorp Holdings, Inc. from September 1996 to September 2003.
Other Directorships:	Energizer Holdings, Inc. and Vail Resorts, Inc.

DAVID P. SKARIE—Continuing in office—Term expiring 2009
Age:	60
Director Since:	October 2004
Principal Occupation/ Recent Business Experience:	Mr. Skarie has been Co-Chief Executive Officer and President of Ralcorp Holdings, Inc. since September 2003 and Chief Executive Officer of The Carriage House Companies, Inc. and Ralston Foods since January 2002. Mr. Skarie has been employed with the Company since 1986.

WILLIAM P. STIRITZ, Chairman of the Board—Standing for election at this meeting for a term expiring 2010
Age:	72
Director Since:	January 1994
Principal Occupation/ Recent Business Experience:	Private equity investor. Mr. Stiritz has been Chairman of the Board of Energizer Holdings, Inc. (batteries) since 2000 and served as Chairman of the Energizer Holdings, Inc. Management Strategy and Finance Committee from 2000 to 2005. Mr. Stiritz served as Chairman of the Board of Ralston Purina Company from January 1982 to December 2001. He also served as Chairman of the Board, Chief Executive Officer and President of Agribrands International, Inc. from April 1998 to May 2001.
Other Directorships:	Energizer Holdings, Inc., Federated Department Stores, Inc. and Vail Resorts, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR” MESSRS. ARMSTRONG, LIDDY AND STIRITZ.

STOCK OWNERSHIP INFORMATION

Beneficial Ownership of More than 5% of Ralcorp Common Stock

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Shares Outstanding	Explanatory Notes
Shapiro Capital Management LLC	2,552,350	9.65	(a) (b)
3060 Peachtree Road, Ste. 1555 N.W.
Atlanta, GA 30305

Baron Capital Management, Inc.	1,590,850	5.92	(c) (d)
c/o BAMCO, Inc.
767 Fifth Avenue, 49th Floor
New York, NY 10153

(a)	Based on its filings with the Securities and Exchange Commission, Shapiro Capital Management LLC has investment authority with respect to all of the shares, sole voting authority with respect to 2,118,350 shares and shared voting with respect to 434,000 shares.

(b)	As reported by the beneficial owner in a filing dated October 6, 2006 with the Securities and Exchange Commission.
(c)	Based on its filings with the Securities and Exchange Commission, Baron Capital Management, Inc. has shared investment authority with respect to all of the shares, shared voting authority with respect to 1,465,850 shares and no voting authority with respect to 125,000 shares.

(d)	As reported by BAMCO, Inc., the institutional investment manager for Baron Capital Management, Inc., in a filing dated November 14, 2006 with the Securities and Exchange Commission.

[the remainder of this page is intentionally left blank]

Directors and Executive Officers

      The following table shows, as of December 1, 2006, the shares of Ralcorp Common Stock beneficially owned by Ralcorp directors and executive officers. Except as noted, all such persons possess sole voting and investment powers with respect to the shares listed. An asterisk in the column listing the percentage of shares outstanding indicates that the person owns less than 1% of the Common Stock outstanding.

Directors & Executive Officers	Number of Shares(a)		Exercisable Options(b)	Total	% of Shares Outstanding
Bill G. Armstrong	1,000		15,281	16,281	*
David R. Banks	6,000		28,131	34,131	*
Jack W. Goodall	30,900		28,131	59,031	*
David W. Kemper	9,000		28,131	37,131	*
Richard A. Liddy	10,000	(c)	28,131	38,131	*
Joe R. Micheletto	257,138		7,570	264,708	*
William P. Stiritz	886,446	(d)	225,621	1,112,067	4.1
Kevin J. Hunt	33,405		67,062	100,467	*
David P. Skarie	40,001		71,789	111,790	*
Thomas G. Granneman	14,627		53,601	68,228	*
Richard R. Koulouris	17,125		22,103	39,228	*
Richard G. Scalise	15,000		0	15,000	*
Ron D. Wilkinson	16,842		41,380	58,222	*
All Directors and Executive Officers as a Group (15 people)	1,364,354		646,657	2,011,011	7.5

(a)	In addition to shares held directly, the number of shares includes the following:

•	Restricted Stock granted to Messrs. Hunt, Skarie, Granneman, Koulouris, Scalise and Wilkinson. The restricted stock awards are subject to forfeiture, a vesting schedule and other restrictions described in footnote 2 to the Summary Compensation Table on page 17. The number for Mr. Stiritz includes 9,987 shares of restricted stock, which become released from restrictions upon his leaving the Board.
•	Shares (or share equivalents) held indirectly in the SIP, Executive Savings Investment Plan (Executive SIP) and Deferred Compensation Plan for Key Employees. Shares in the SIP and Executive SIP are held in a separate fund in which participants acquire units. The fund also holds cash and short-term investments. The shares reported for a participant approximate the number of shares in the fund allocable to that participant and fluctuate due to the cash in the fund and the Common Stock’s price.

(b)	Shares that could be acquired by exercising stock options through January 31, 2007. Options granted to a director become exercisable upon that director’s termination, retirement, disability or death.
(c)	Shares of Common Stock owned by Mr. Liddy’s wife.
(d)	Includes 18,333 shares of Common Stock owned by Mr. Stiritz’s wife.

BOARD GOVERNANCE

      The Board of Directors has adopted categorical independence standards, which are described in the Company’s Corporate Governance Guidelines (“Guidelines”) that are attached as Appendix B to this Proxy Statement and are available on the Company’s website at www.ralcorp.com/corporategovernance.htm or will be provided at no charge upon request sent to the Company’s Secretary at PO Box 618, St. Louis, MO 63188-0618, Telephone: 314-877-7046. The Guidelines contain the categorical standards the Board uses to make its determination as to the materiality of the relations of each of its directors. The Board has determined, in its judgement, that Messrs. Armstrong, Banks, Goodall, Kemper, Liddy, and Stiritz are independent directors as defined in the NYSE listing standards and the SEC rules and regulations. The Board and the Corporate Governance and Compensation Committee have determined, in their judgement and based on the criteria in the Guidelines, that the relationship between Mr. Kemper and the Company is immaterial and therefore should not preclude a determination of independence. The nature of this immaterial relationship is described under the heading “Other Relationships Involving Directors, Officers, or Their Associates” on page 24 of this Proxy Statement. We believe the remaining independent directors do not have any relationship with the Company (other than being a director and shareholder), material or immaterial, to report. Messrs. Stiritz and Micheletto serve as directors of Energizer Holdings, Inc. (“Energizer”) and Mr. Stiritz is Chairman of the Board of Energizer. The Company, Energizer and Nestle Purina Petcare Company (“Nestle”) share in the common ownership of three aircraft. The joint ownership affords the Company the ability to share the acquisition expenses of the aircraft and costs not related to actual trips. Each of the owners incur the cost for their use of the aircraft and a pro rata portion of the fixed costs. In connection with the joint ownership of aircraft, no amounts are paid to Energizer and Energizer pays no amounts to the Company. As such, based on the criteria in the Company’s Corporate Governance and Compensation Committee Guidelines, the joint ownership does not preclude Mr. Stiritz from being independent.

      The Guidelines also address qualifications for directors. Generally, the Guidelines provide that directors should have the skills, expertise, integrity and knowledge of the industries in which the Company operates, and other qualities, to enhance the long-term interest of shareholders. The Board will evaluate each individual in the context of the entire Board of Directors with the objective of assembling a Board of Directors that will enhance the success of the Company and promote the interests of stockholders. Annually (or more often, if necessary), the Corporate Governance and Compensation Committee reviews the qualifications and backgrounds of the directors and makes recommendations to the Board as to the directors to be nominated for election by the shareholders at the next annual meeting or to be appointed as directors between annual meetings of the shareholders. The Guidelines do not contain any specific limitations on a director’s ability to serve on boards or committees, including audit committees, of other organizations.

      The Board has determined, in its judgement, that Mr. Banks qualifies as an “audit committee financial expert” as defined by the SEC and that Mr. Banks has accounting and related financial management expertise within the meaning of the NYSE listing standards.

      Generally, at each regularly scheduled meeting, the non-management directors meet without the presence of management. The independent directors meet without the presence of management and any non-independent director at least twice each year. When the Board meets without management, Mr. Stiritz, the Company’s Chairman, or the Chairman of the Board Committee then in session, act as the presiding director.

      Information concerning the standing committees of the Board is provided below.

Audit Committee

      The Committee’s primary responsibilities are to monitor and oversee (a) the quality and integrity of the Company’s financial statements and financial reporting, (b) the independence and qualifications of the Company’s independent auditors, (c) the performance of the Company’s independent audit, (d) the Company’s systems of internal accounting, financial controls and disclosure controls, and (e) the Company’s compliance with legal and regulatory requirements, codes of conduct and ethics programs.

      The Audit Committee currently consists of five directors. The Board has determined, in its judgement, that the Audit Committee is comprised solely of independent directors as defined in the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Committee operates under a written charter, adopted by the entire board, which is available on the Company’s website at www.ralcorp.com/corporategovernance.htm. The Audit Committee’s report is on page 23 of this Proxy Statement.

Corporate Governance and Compensation Committee

      The Corporate Governance and Compensation Committee reviews and revises, as necessary, the Company’s Corporate Governance Guidelines. Criteria for board membership is described in the Corporate Governance Guidelines attached as Appendix B. The Committee also recommends to the Board nominees for directors and executive officers of the Company. The Committee relies primarily on recommendations from management and members of the Board to identify director nominee candidates. However, the Committee will consider timely written suggestions from shareholders. Such suggestions and the nominees consent to being nominated, together with appropriate biographical information (including principal occupation for the previous 5 years, business and residential addresses, and education background), should be submitted in writing to the Secretary of the Company. Shareholders wishing to suggest a candidate for director nomination for the 2008 Annual Meeting should mail their suggestions to Ralcorp Holdings, Inc., PO Box 618, St. Louis, MO 63188-0618, Attn: Corporate Secretary. Suggestions must be received by the Secretary of the Company no later than August 22, 2007. The Committee also makes recommendations to the Board regarding CEO and other executive compensation and administers the Company’s Deferred Compensation and Incentive Stock Plans.

      The Committee currently consists of six directors. The Board has determined, in its judgement, that the Corporate Governance and Compensation Committee is comprised solely of independent directors as defined in the NYSE listing standards. The Committee operates under a written charter, adopted by the entire Board, which is available on the Company’s website at www.ralcorp.com/corporategovernance.htm. The Corporate Governance and Compensation Committee’s report on fiscal year 2006 executive compensation is on pages 21-23 of this Proxy Statement.

Executive Committee

      The Executive Committee consists of two directors and may exercise all Board authority in the intervals between Board meetings, to the extent such authority is in compliance with the Corporate Governance Guidelines and does not infringe upon the duties and responsibilities of other Board committees.

Communication with the Board

      Shareholders and other parties interested in communicating directly with an individual director or with the non-management directors as a group, may do so by writing to the individual director or group, c/o Ralcorp Holdings, Inc., PO Box 618, St. Louis, Missouri 63188-0618, Attn: Corporate Secretary. The Board has directed that the Company’s Secretary forward shareholder communications to the Chairman of the Board and any other director to whom the communications are directed. In order to facilitate an efficient and reliable means for directors to receive all legitimate communications directed to them regarding the governance or operation of the Company, the Secretary will use his discretion to refrain from forwarding the following: sales literature; defamatory material regarding the Company and/or its directors; incoherent or inflammatory correspondence, particularly when such correspondence is repetitive and was addressed previously in some manner; and other correspondence unrelated to the Board’s corporate governance and oversight responsibilities.

Director Attendance at Annual Meeting

      The Board has directed that the Company schedule, whenever practicable, a Board meeting and any Committee meetings on the same day as the Company’s Annual Meeting of Shareholders. The Board’s meetings on that day will be convened or adjourned to allow all directors who are physically present for the meetings to attend the Company’s Annual Meeting of Shareholders. The Company’s Corporate Governance Guidelines do not require the directors to attend the Annual Meeting. Six members of the Company’s Board of Directors attended the 2006 Annual Meeting of Shareholders. Typically, the Company’s Annual Meeting is sparsely attended.

Code of Ethics

      Our Standards of Business Conduct, applicable to all corporate officers and employees, set forth the Company’s expectations for the conduct of business by officers and employees. The directors have adopted, and are required to abide by, the Directors Code of Ethics. Both documents are available on the Company’s website at, www.ralcorp.com/corporategovernance.htm. In the event the Company modifies either document or waivers of compliance are granted to officers or directors, the Company will post such modifications or waivers on its website.

BOARD AND COMMITTEE SERVICE SUMMARY

Director	Board		Audit		Corporate Governance & Compensation		Executive		Attended 75% or More of Board & Applicable Committee Meetings
Bill G. Armstrong	X		X		X				X
David R. Banks	X		X	*	X				X
Jack W. Goodall	X		X		X	*			X
Kevin J. Hunt	X								X
David W. Kemper	X		X		X				X
Richard A. Liddy	X		X		X				X
Joe R. Micheletto	X						X		X
David P. Skarie	X								X
William P. Stiritz	X	*			X		X	*	X
Meetings Held in FY 2006	7		8		5		8

*	Chair

DIRECTOR COMPENSATION

      All non-employee directors receive an annual retainer of $40,000. The Company’s Chairman receives a retainer of $70,000. The Chairmen of the Audit Committee and the Corporate Governance and Compensation Committee receive Chairman retainers of $10,000. Directors are paid $1,500 for each regular or special Board meeting, Committee meeting, telephonic meeting and consent to action without a meeting. We also pay the premiums on directors’ and officers’ liability and travel accident insurance policies insuring Directors. We reimburse Directors for their expenses incurred in connection with Board meetings. On occasion, the Company provides Directors with ski resort accommodations that the Company owns in Colorado. Non-employee directors also receive annual stock-based compensation. All awards vest at the Director’s termination, retirement, disability or death.

      In addition, certain members of the Board receive the following:

      Chairman of the Board

      • Restricted stock grant with a fair market value of $50,000 each January.

      • Stock option grant of 10,000 shares each September.

      • Mr. Stiritz used Company aircraft for personal use. The cost (on a variable basis and including gross-up on income taxes) to the Company for such use was $16,150.10.

      Vice-Chairman of the Board

      • Through December 31, 2003, Mr. Micheletto received cash compensation, employee benefits and stock-based compensation as an employee of Ralcorp.

      • On January 1, 2004, Mr. Micheletto began receiving non-employee director compensation.

      • Reimbursement of reasonable office expenses.

      • Stock option grant of 2,500 shares each September.

      Other Non-Employee Directors

      • Initial stock option grant of 10,000 shares for newly elected directors.

      • Stock option grant of 2,500 shares each September.

      Ralcorp has a Deferred Compensation Plan for Non-Management Directors. Under this plan, any non-employee director may elect to defer, with certain limitations, their retainer and fees until retirement or other termination of his directorship. Deferrals may be made in Common Stock equivalents in an Equity Option or may be made in cash under a number of funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Deferrals in the Equity Option receive a 33 1/3% Company matching contribution. The Equity Option mirrors the performance of the Company’s Common Stock. Deferrals are paid in cash upon leaving the board in one of three ways: (1) lump sum payout; (2) five-year installments; or (3) ten-year installments. For calendar year 2006, all non-management Directors elected to defer their retainers and fees into the Equity Option. Non-Management Directors will make their deferral elections for calendar year 2007 prior to December 31, 2006.

APPROVAL OF 2007 INCENTIVE STOCK PLAN
Item 2 on Proxy Card

      The Company has approximately 500,000 shares of Common Stock remaining for the award of stock-based compensation out of the original authorization of 2,900,000 shares and the authorization under the 2002 Incentive Stock Plan. We estimate the remaining shares available for awards after giving effect to the anticipated issuance of Common Stock under restricted stock awards, stock options, stock appreciation rights and the Company’s deferred compensation plan. Item 2 on your proxy card is a proposal by the Company to approve the 2007 Incentive Stock Plan (the “Plan”) which, in essence, would make additional shares available. The following sets forth the significant features of the proposed Plan.

What is the purpose of the Plan?

      The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by providing stock-based awards to attract, retain, compensate and motivate directors, officers and other key employees who make important contributions to the success of the Company and to allow recipients to share in the increases in the value of the Company. The Plan provides for the granting of stock appreciation rights, stock options, restricted stock awards, performance stock and other awards payable in Common Stock to Company directors and employees, including the named executive officers set forth in the compensation table on page 17.

Where can I get a copy of the Plan?

      A copy of the proposed Plan is attached in Appendix A to this Proxy Statement.

Who will administer the Plan?

      The Plan will be administered by the Corporate Governance and Compensation Committee of the Board of Directors (the “Committee”), although the Board also has the authority to perform certain administrative functions and to grant awards. Terms and conditions of awards will be set forth in written agreements approved by the Committee.

What Company Stock will be granted?

      The Plan provides that 1,500,000 shares of Common Stock will be available for the granting of awards under the Plan. Also, shares remaining for granting awards under the previous plan are available for awards under the Plan. Further, shares underlying existing awards that are not ultimately issued by reason of forfeiture, stock withheld for payment of taxes or otherwise will be available under the Plan. We have granted stock appreciation rights during the past two years. Only a net number of shares of Common Stock are issued upon the exercise of such stock appreciation rights. The 500,000 shares of Common Stock we estimate to be available for future awards under the present plan assumes shares not so issued under stock appreciation rights will be available for future awards. The closing price per share of the Common Stock on December 1, 2006 was $50.51.

Who is eligible to receive awards under the Plan?

      Any director or employee of the Company or any of its subsidiaries will be eligible for any award under the Plan if selected by the Board or the Committee. There are approximately seven thousand persons employed by the Company and its subsidiaries. Subject to the provisions of the Plan, the Committee will have full authority and discretion to determine the individuals to whom awards will be granted and the amount and form of such awards. No determination has been made by the Board or the Committee with respect to the specific recipients or the amount or nature of any future awards under the Plan. Shares that may be granted to a single individual by the Committee are limited to 1,000,000.

What type of stock options or stock appreciation rights can be awarded?

      Under the Plan, the Committee will be authorized to grant (i) stock options that qualify as “Incentive Stock Options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended, (the “Code”), (ii) stock options that do not so qualify, and (iii) stock appreciation rights. Stock options and stock appreciation rights cannot be granted at a price less than the fair market value of the Common Stock at the time of grant. No stock option or stock appreciation right can be exercised more than ten years after the date such option or stock appreciation right is granted. In the case of ISOs, the aggregate fair market value of the Common Stock with respect to which options are exercisable for the first time by any recipient during any calendar year cannot, under present tax rules, exceed $100,000.

Can the Committee grant other stock awards?

      The Committee will also be authorized to grant other stock awards including, but not limited to, restricted stock awards and deferrals of an employee’s cash bonus or other compensation in the form of stock equivalents under such terms and conditions as the Committee may prescribe. The shares of Common Stock that may be granted pursuant to a restricted stock award will be restricted and will not be able to be sold, pledged, transferred or otherwise disposed of until such restrictions lapse. Shares of Common Stock issued pursuant to a restricted stock award can be issued for no monetary consideration. No more than 750,000 shares of Stock can be granted as restricted stock.

What is the Company’s practice for granting stock-based compensation?

      Stock options for Directors are granted at the regularly scheduled September meeting of the Board of Directors and the exercise price is set at the closing price of the Company’s stock on the date of grant. Stock Appreciation Rights (and in previous years stock options), are granted annually at a regularly scheduled meeting of the Board of Directors in connection with the review of officer compensation. The exercise price is set at the closing price of the Company’s stock on the date of grant.

Will shares available under the Plan be granted under any other Company compensation plan?

      The Committee has determined that the deferral of cash bonuses and other compensation under the Plan will be made in accordance with the provisions of the Deferred Compensation Plan for Key Employees. Pursuant to that plan, the Committee may, in its discretion, permit an eligible employee to defer payment of a cash bonus or other cash consideration under the Equity Option of that plan. Upon such deferral, an account in the employee’s name will be credited with an appropriate number of stock equivalents. Also, an additional matching deferral may be credited with respect to all employee deferrals in any specific fiscal year. Currently, the Company does not make any matching contributions. Distributions under the Equity Option are made upon the employee’s retirement or other termination of employment or at an earlier date as selected in advance by the employee. Upon distribution, the employee will receive shares of Common Stock equal to the number of equivalents in such employee’s vested balance account.

Can the Plan be amended?

      The Plan provides that it may be amended by the Board, except that no such amendment can increase the number of shares of Common Stock reserved for awards or change the terms of awards granted prior to the amendment without the consent of the recipient.

What happens to awards in the event of changes to the Company’s capitalization?

      Appropriate adjustments will be made to the number of shares available for awards and the terms of outstanding awards under the Plan to reflect any issuance by the Company of another class of common, preferred, or otherwise targeted stock, any stock split-up, spin-off, issuance of targeted stock, stock dividend, special cash dividend, combination or reclassification with respect to any outstanding series or class of stock of the Company, the consolidation or merger of the Company with any other entity or the sale of all or substantially all of the assets of the Company.

Does the Plan prohibit repricing of stock options or stock appreciation rights?

      The Plan prohibits the repricing of stock options and stock appreciation rights other than adjustments referred to in the prior answer.

What are the key accounting consequences of the Plan?

      Under the Company’s current accounting practices, stock options, stock appreciation rights, and restricted stock expected to vest result in charges against earnings of the Company over their vesting periods based upon their estimated fair value at the time of grant. Outstanding stock options, stock appreciation rights, and restricted stock awards that are dilutive (as calculated according to accounting rules) are included in the calculation of (and reduce) diluted earnings per share. When shares are issued upon grant of restricted stock awards or upon exercise of stock options or stock appreciation rights, the number of shares issued would be added to the total Common Stock outstanding.

      Deferrals into the Equity Option under the Deferred Compensation Plan for Key Employees are charged against earnings as the bonus or other consideration is earned, and credited to shareholders’ equity. The underlying common stock equivalents are included in the calculation of (and reduce) basic and diluted earnings per share. Upon distribution, the number of shares issued would be added to the total Common Stock outstanding.

      Income taxes, taxes payable and deferred taxes are adjusted to reflect the tax consequences of awards issued under the Plan, as described under “What are the tax consequences of non-qualified stock options and stock appreciation rights?”, “What are the tax consequences of incentive stock options?” and “What are the tax consequences of other stock awards?” below.

What awards will be received by directors or key employees?

      The Committee and the Board have the discretion to grant awards under the Plan and, as noted, no determination has been made as to specific recipients or the amount or nature of future awards to be made under the Plan. However, the following table sets forth awards granted in Fiscal 2006.

Name and Position	Number of Stock Appreciation Rights Granted (#)	Number of Non-Qualified Stock Options Granted (#)	Number of Shares of Restricted Stock Granted (#)
K. J. Hunt, Co-CEO & President	75,000	0	0
D. P. Skarie, Co-CEO & President	75,000	0	0
T. G. Granneman, VP & Controller	22,500	0	0
R. R. Koulouris, VP & President of The Carriage House Companies, Inc.	25,000	0	0
R. G. Scalise, VP & President of Frozen Bakery Products	12,500	0	7,500
R. D. Wilkinson, VP & President of Bremner Food Group, Inc. and Nutcracker Brands, Inc.	25,000	0	0
Remaining Executive Officer Group	45,000	0	0
Non-Management Director Group	0	25,000	1,249
Non-Executive Officer Employee Group	137,500	0	0

What are the tax consequences of non-qualified stock options and stock appreciation rights?

      Stock options issued under the Plan, which do not satisfy the requirements of the Code, and stock appreciation rights will have the following tax consequences:

1.	the awardee will have ordinary income at the time the award is exercised in an amount equal to the excess of the fair market value of the Common Stock acquired at the date of exercise over the exercised price;

2.	the Company will have a deductible expense in an amount equal to the ordinary income of the awardee;
3.	no amount other than the price paid upon exercise of the award shall be considered as received by the Company for shares so transferred; and
4.	any gain from the subsequent sale of the shares of Common Stock acquired upon exercise for an amount in excess of fair market value on the date the award is exercised will be capital gain and any loss will be capital loss.

What are the tax consequences of incentive stock options?

      Stock options to be issued under the Plan as ISOs will satisfy the requirements of Section 422 of the Code. Under the provisions of that Section, the optionee will not be deemed to receive any income at the time an ISO is granted or exercised. If the optionee disposes of the shares of Common Stock acquired more than two years after the grant and one year after the exercise of the ISO, the gain, if any (i.e., the excess of the amount realized for the share over the option price) will be long-term capital gain. If the optionee disposes of the shares acquired on exercise of an ISO within two years after the date of grant or within one year after the exercise of the ISO, the disposition will constitute a “disqualifying disposition” and the optionee will have ordinary income in the year of the disqualifying disposition equal to the fair market value of the stock on the date of exercise minus the option price. The excess of the amount received for the shares over the fair market value at the time of exercise will be short-term capital gain if the shares are disposed of within one year after the ISO is exercised, or long-term capital gain if the shares are disposed of more than one year after the ISO is exercised. If the optionee disposes of the shares in a disqualifying disposition, and such disposition is a sale or exchange which would result in a loss to the optionee, then the amount treated as ordinary income shall not exceed the excess (if any) of the amount realized on such sale or exchange over the adjusted basis of such shares.

      The Company is not entitled to a deduction as a result of the grant or exercise of an ISO. If the optionee has ordinary income as a result of a disqualifying disposition, the Company will have a corresponding deductible expense in an equivalent amount in the taxable year of the Company in which the disqualifying disposition occurs.

      The difference between the fair market value of the option at the time of exercise and the option price is a tax preference item for alternative minimum tax purposes. The basis in stock acquired upon exercise of an ISO for alternative minimum tax purposes is increased by the amount of the preference.

What are the tax consequences of other stock awards?

      In general, a recipient of other stock awards, including stock equivalents pursuant to the Deferred Compensation Plan for Key Employees, but excluding restricted stock awards (see below), will have ordinary income equal to the fair market value of the Common Stock on the date received in the year in which the award is actually paid. The Company will have a corresponding deductible expense in an amount equal to that reported by the recipient as ordinary income in the same year so reported. The recipient’s basis in the stock received will be equal to the fair market value of the Common Stock when received and his or her holding period will begin on that date.

      Performance shares and restricted stock awards do not constitute taxable income under existing federal tax law until such time as restrictions lapse with respect to any installment. When any installment of shares are released from restriction, the market value of such shares of Common Stock on the date the restrictions lapse constitutes income to the recipient in that year and is taxable at ordinary income rates.

      The Code, however, permits a recipient of a restricted stock award to elect to have the award treated as taxable income in the year of the award and to pay tax at ordinary income tax rates on the fair market value of all of the shares awarded based on the price of the shares on the date the recipient receives a beneficial interest in such shares. The election must be made promptly within the time limits prescribed by the Code and the regulations thereunder. Any appreciation in value thereafter would be taxed at capital gain rates when the restrictions lapse and the stock is subsequently sold. However, should the market value of the stock, at the time the restrictions lapse and the stock is sold, be lower than at the date acquired, the recipient would have a capital loss, to the extent of the difference. In addition, if, after electing to pay tax on the award in the year received, the recipient subsequently forfeits the award for any reason, the tax previously paid is not recoverable. Since the lapse of restrictions on restricted stock awards is accelerated in the event of a change-in-control of the Company, such an acceleration may result in an excess parachute payment, as defined in Section 280G of the Code. In such event, the Company’s deduction with respect to such excess parachute payment is denied and the recipient is subject to a nondeductible 20% excise tax on such excess parachute.

When will the Plan expire?

      The Committee will be entitled to grant awards under the Plan until February 8, 2017. The Plan will remain effective with respect to all awards granted prior to expiration.

What vote is required to approve the Plan?

      The affirmative vote of a majority of the shares entitled to vote and present in person or by proxy is required for approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2, APPROVAL OF THE 2007 INCENTIVE STOCK PLAN.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Item 3 on Proxy Card

      The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007, and the Board of Directors has directed that management submit the appointment of independent accountants for ratification by the shareholders at the Annual Meeting. PricewaterhouseCoopers LLP has served as Ralcorp’s independent accountants since 1994. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting.

      Neither the Company’s Bylaws nor other governing documents or law require shareholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors. However, the submission of appointment of PricewaterhouseCoopers LLP to the shareholders for ratification is a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3, RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Restricted Stock Award(s) ($)(2)	Securities Underlying Options/ SARs (#)	All Other Compensation ($)(3)
K. J. Hunt	2006	454,004	454,000	951	0	75,000	54,480
Co-CEO &	2005	439,704	432,500	5,370	0	70,000	52,032
President	2004	350,000	348,000	4,756	1,071,000	51,405	34,035

D. P. Skarie	2006	454,004	454,000	1,496	0	75,000	51,756
Co-CEO &	2005	439,704	432,500	3,276	0	70,000	50,532
President	2004	350,000	375,000	1,616	1,071,000	51,405	39,375

T. G. Granneman	2006	215,508	118,500	0	0	22,500	12,702
VP & Controller	2005	207,708	99,000	0	0	20,000	13,082
	2004	166,008	89,600	0	428,400	20,562	7,534

R. R. Koulouris	2006	224,320	110,000	566	0	25,000	15,044
VP & President of	2005	217,260	109,700	0	0	23,000	15,859
The Carriage House	2004	189,798	97,500	0	535,500	23,646	15,512
Companies, Inc. (4)

R. G. Scalise	2006	330,372	165,300	0	367,425	12,500	19,489
VP & President of	2005	86,154	40,000	0	307,275	16,500	1,108
Frozen Bakery Products (5)

R. D. Wilkinson	2006	253,231	126,500	0	0	25,000	11,395
VP & President of	2005	246,456	139,000	0	0	23,000	11,091
Bremner Food Group,	2004	208,000	126,000	0	535,500	23,646	8,580
Inc. & Nutcracker Brands, Inc (6)

(1)	Amounts reflect reimbursement for taxes associated with spouse/immediate family accompaniment on business travel. Consistent with applicable regulations, this column does not include perquisites that when aggregated did not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus. All arrangements under which the named executive officers would receive perquisites are described under the heading “Other Benefit Plans” located on page 21 of this Proxy Statement.

(2)	Restricted stock awards are valued by multiplying the closing market price of the Common Stock on the date of grant by the number of shares awarded. The Company pays dividends on shares of restricted stock at the same rate, if any, as paid to all shareholders. Dividends are held in an account bearing interest at the prime rate until restrictions lapse. The restrictions on the 2004 awards lapse as follows: one-third on September 24 in 2011, 2012 and 2013. The number of shares of restricted stock awarded in 2004 are as follows: Mr. Hunt - 30,000; Mr. Skarie -30,000; Mr. Granneman - 12,000; Mr. Koulouris - 15,000; and Mr. Wilkinson - 15,000. The restriction lapse dates and number of shares of restricted stock awarded to Mr. Scalise are as follows: 2005 - 7,500 with one-third released from restrictions on June 29 in the years 2012, 2013 and 2014; 2006 - 7,500 with one-third released from restrictions on September 28 in the years 2012, 2013 and 2014.

(3)	The amounts shown in this column consist of the following Company Matching Contributions or Accruals to the Company’s SIP and Executive SIP for fiscal years 2006, 2005 and 2004:

	Fiscal Year 2006	Fiscal Year 2005	Fiscal Year 2004
Mr. Hunt	$54,480	$52,032	$34,035
Mr. Skarie	$51,756	$50,532	$39,375
Mr. Granneman	$12,702	$13,082	$7,534
Mr. Koulouris	$15,044	$15,859	$15,512
Mr. Scalise	$19,489	$1,108		(5)
Mr. Wilkinson	$11,395	$11,091	$8,580

(4)	Mr. Koulouris became President of The Carriage House Companies, Inc. on December 1, 2006.

(5)	Mr. Scalise joined the Company as a Corporate Officer on June 27, 2005.

(6)	Mr. Wilkinson became President of Bremner Food Group, Inc. and Nutcracker Brands, Inc. on December 1, 2006.

Below are the approved fiscal year 2007 salaries and bonus targets for the named executive officers:

APPROVED 2007 SALARIES AND BONUS TARGETS

Named Executive Officer	Fiscal Year 2007 Salary ($)	Fiscal Year 2007 Bonus Target (%)
K. J. Hunt	470,000	100
D. P. Skarie	470,000	100
T. G. Granneman	245,000	50
R. R. Koulouris	256,200	50
R. G. Scalise	340,550	50
R. D. Wilkinson	275,000	50

STOCK APPRECIATION RIGHTS GRANTED IN LAST FISCAL YEAR

	Individual Grants				Grant Date Value
Name	Number of SAR’s Granted(#)(1)	% of Total Stock Awards Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value($)(3)
K. J. Hunt	75,000	16	48.99	9/27/16	1,252,695
D. P. Skarie	75,000	16	48.99	9/27/16	1,252,695
T. G. Granneman	22,500	4.9	48.99	9/27/16	375,809
R. R. Koulouris	25,000	5.4	48.99	9/27/16	417,565
R. G. Scalise	12,500	2.7	48.99	9/27/16	208,783
R. D. Wilkinson	25,000	5.4	48.99	9/27/16	417,565

(1)	33 1/3% of the total number of SAR’s become exercisable on September 28 in the years 2009, 2010 and 2011.

(2)	The number of stock awards granted to all employees in fiscal year 2006 was 468,749.

(3)	Grant date valuation amounts were determined by application of the Black-Scholes valuation method. Assumptions used were as follows: (i) the expected life of the awards equals 6 years; (ii) the expected share price volatility equals 23.5%; (iii) the risk free interest rate equals 4.58%, the interpolated grant date Treasury rate for a term equal to the expected life of the awards; and (iv) the dividend yield equals 0%.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-the-Money Options at FY-End($)
Name	Shares Acquired	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
K. J. Hunt	54,026	1,652,823	51,640	242,157	1,450,481	2,460,222
D. P. Skarie	33,591	1,075,590	56,367	242,157	1,578,630	2,460,222
T. G. Granneman	6,225	201,192	43,320	93,906	1,237,503	1,253,944
R. R. Koulouris	6,169	187,044	18,762	81,672	546,360	795,949
R. G. Scalise	0	0	0	29,000	0	102,795
R. D. Wilkinson	21,591	653,290	35,469	107,116	972,268	1,442,015

EQUITY COMPENSATION PLAN INFORMATION
FOR FISCAL YEAR END

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		(b) Weighted Average of Exercise Price of Outstanding Options and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a)

Equity compensation plans approved by security holders	1,771,205	(1)	32.09	713,156	(2)
Equity compensation plans not approved by security holders	0		0	0
Total	1,771,205			713,156

(1)	The number in this column includes 1,720,505 shares of outstanding non-qualified stock options. Also included in this number is a net number of shares of Common Stock that will be issued upon exercise of the 392,500 shares of Common Stock, underlying the 2005 stock appreciation rights awarded. The Company’s closing stock price on September 29, 2006 was used to calculate the net number of shares issued. The shares of Common Stock underlying the stock appreciation rights awarded in fiscal 2006 had no value at fiscal year end, therefore are not included in this calculation.

(2)	Of this number, the Company has reserved approximately 175,000 shares for issuance under the Company’s existing 2005 and 2006 stock appreciation rights awards. In addition, approximately 63,000 shares of this number are reserved for issuance under the Equity Option of the Company’s Deferred Compensation Plan for Key Employees. This amount equals the dollar value of previous deferrals of income by executive officers and key employees.

EXECUTIVE AGREEMENTS

      The Company has Management Continuity Agreements with the named executive officers and each of the other corporate officers. The agreements provide severance compensation to each corporate officer in the event of the officer’s voluntary or involuntary termination after a change-in-control of the Company. The compensation provided would be in the form of a lump sum payment equal to the present value of continuing the executive officer’s salary and bonus for a specified period following the executive officer’s termination of employment, and the continuation of other executive benefits for the same period. The initial applicable period is three years in the event of an involuntary termination of employment (including a constructive termination), two years in the event of a voluntary termination within six months of a change-in-control and one year (two years for a CEO) in the event of any other voluntary termination of employment within two years following the change of control.

      No payments would be made if the executive officer’s termination is due to death, disability or normal retirement, or is “for cause”, nor would any payments continue beyond the executive officer’s normal retirement date. Contracts governing stock options, stock appreciation rights and restricted stock provide that upon a change-in-control of the Company, any unexercised, unvested, unearned restricted or unpaid shares become 100% vested. The Management Continuity Agreements provide that executives shall be indemnified from any tax under Section 4999 and Section 280G of the Code that is attributable to a parachute payment under the Code and any tax upon the payment of such amounts. In addition, vesting of stock-based incentive compensation awards accelerate upon a change of control.

EXECUTIVE BENEFITS

Retirement Plan

      The Ralcorp Retirement Plan may provide pension benefits in the future to the named executive officers. Certain regular U.S. employees having one year of service with the Company or certain Company subsidiaries are eligible to participate in the Retirement Plan. Employees become vested after five years of service. Normal retirement is at age 65; however, employees who work beyond age 65 may continue to accrue benefits.

      Annual benefits are computed by multiplying the participant’s Final Average Earnings (average of participant’s five highest consecutive annual earnings during ten years prior to retirement or earlier termination) by the product of 1.5% times the participant’s years of service (to a maximum of 40 years) and by subtracting from that amount up to one half of the participant’s primary social security benefit at retirement (with the actual amount of offset determined by age and years of service at retirement).

      The following table shows the estimated annual retirement benefits that would be payable from the Retirement Plan to salaried employees, including the named executive officers, assuming age 65 retirement and five-year certain payment option. To the extent an employee’s compensation or benefits exceed certain limits imposed by the Internal Revenue Code of 1986, as amended, the table also includes benefits payable from an unfunded supplemental retirement plan. The table reflects benefits prior to the subtraction of social security benefits as described above. Effective December 31, 2003, the Company froze retirement benefits for administrative employees including corporate officers. Consequently, they no longer accrue defined pension benefits.

PENSION PLAN TABLE

	Years of Service
Remuneration (Final Average Earnings)	10	15	20	25	30	35	40
$ 100,000	$15,000	$22,500	$30,000	$37,500	$45,000	$52,500	$60,000
$ 200,000	$30,000	$45,000	$60,000	$75,000	$90,000	$105,000	$120,000
$ 300,000	$45,000	$67,500	$90,000	$112,500	$135,000	$157,500	$180,000
$ 400,000	$60,000	$90,000	$120,000	$150,000	$180,000	$210,000	$240,000
$ 500,000	$75,000	$112,500	$150,000	$187,500	$225,000	$262,500	$300,000
$ 600,000	$90,000	$135,000	$180,000	$225,000	$270,000	$315,000	$360,000
$ 700,000	$105,000	$157,500	$210,000	$262,500	$315,000	$367,500	$420,000
$ 800,000	$120,000	$180,000	$240,000	$300,000	$360,000	$420,000	$480,000
$ 900,000	$135,000	$202,500	$270,000	$337,500	$405,000	$472,500	$540,000
$1,000,000	$150,000	$225,000	$300,000	$375,000	$450,000	$525,000	$600,000

      For the purpose of calculating retirement benefits, the named executive officers had, as of September 30, 2006, the following years of credited service, calculated to the nearest year: Mr. Hunt—18 years; Mr. Skarie—18 years; Mr. Granneman—7 years; Mr. Koulouris—24 years; and Mr. Wilkinson—8 years. Credited service includes service with Ralston Purina Company, the Company’s former parent corporation. Earnings used in calculating benefits under the Retirement Plan and any unfunded supplemental retirement plan previously described are approximately equal to amounts included in the Salary and Bonus column for fiscal 2004 in the Summary Compensation Table on page 17.

Other Benefit Plans

      Beneficiaries of eligible retired executive officers will be provided a death benefit in an amount equal to 50% of the earnings recognized under the Company’s benefit plans for the executive officer during the last full year of employment. This benefit is not presently insured or funded.

      In addition, the Executive Long-Term Disability Plan would provide benefits to its corporate officers, including certain executive officers, in the event they become disabled. The Long-Term Disability Plan, which is available to certain regular employees of the Company and in which officers must participate at their own expense in order to be eligible for the Executive Long-Term Disability Plan, imposes a limit of $10,000 per month (60% of a maximum annual salary of $200,000) on the amount paid to a disabled employee. The Executive Long-Term Disability Plan will provide a supplemental benefit equal to 60% of the difference between the executive officer’s previous year’s earnings recognized under the Company’s benefit plans and $200,000, with appropriate taxes withheld. The supplemental benefit is grossed up for income taxes.

      The Company’s Executive Health Plan provides eligible employees and their eligible dependents with supplemental health insurance coverage. The Executive Health Plan provides reimbursement for covered out-of-pocket expenses not reimbursed by a Company sponsored health plan.

      The Company’s corporate officers are entitled to an annual Company-paid physical exam.

      Occasionally corporate officers use Company owned condominiums in Colorado for personal use; all income taxes for such use are paid for by the officer.

      The Company’s corporate officers are eligible to receive reimbursement for eligible financial planning, tax and estate planning. The first year’s allowance is $5,000 ($8,000 for the CEO’s) with subsequent annual allowances of $4,000 ($6,000 for CEO’s). There is a carryforward maximum of $4,000 ($6,000 for CEO’s) if the annual allowance is not used.

      The Company maintains a deferred compensation plan, which permits the deferral of all or part of an eligible individual’s bonus and up to 50% of their annual salary. Income taxes on the amounts deferred and any investment gains are deferred until distributed. A number of investment funds are available as “benchmark” investment options. Amounts contributed continue to grow on a tax-deferred basis until distributed. As with any deferred compensation plan, there are restrictions on deferral and distribution elections as well as potential financial exposure to changes in the Company’s financial health.

CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

      The Corporate Governance and Compensation Committee consists entirely of independent directors. It approves direct and indirect compensation of all executive officers, administers and makes awards under the Company’s existing Incentive Stock Plan. Stock-based awards such as stock options, restricted stock and stock appreciation rights may be granted under that Plan to officers and other key employees of the Company.

Compensation Philosophy

      The Company’s executive compensation program is designed to provide total compensation that can attract, retain and motivate key employees. The Committee’s intent is to provide overall cash compensation packages that have a greater “at risk” element than competitive norms, i.e., salaries below industry medians and performance-based bonuses which may permit recipients to achieve total cash compensation packages exceeding medians. The Committee generally reviews executive officer compensation including salaries, bonuses and any long-term compensation each September near the end of the Company’s fiscal year.

Salaries

      The Committee establishes the salaries for executive officers based on its assessment of each individual’s responsibilities, experience, individual performance and contribution to the Company’s performance. The Committee also takes into account compensation data from other companies, length of service in current position and with the Company overall, historical compensation levels at the Company, the competitive environment for attracting and retaining executives, entitlement to employee retirement benefits (pension, 401k, etc.) and the recommendation of Messrs. Hunt and Skarie, (except with respect to their own compensation). The Company attempts to set base salary levels at or below the median level for executives holding positions of similar responsibility and complexity at corporations as reflected in published surveys. In addition, with respect to Messrs. Hunt and Skarie, the Committee considered the Company’s financial performance in light of the dramatic cost increases incurred in the first fiscal quarter of 2006 and their leadership in connection with the review of strategic matters. The salaries and other compensation information for the Company’s named executive officers are set forth in the Summary Compensation Table on page 17.

Bonuses

      On September 28, 2006, the Committee awarded bonuses to all of the named executive officers for the Company’s 2006 fiscal year. The amount of each such bonus was based on: the officer’s total compensation package including salary, bonus, stock options, and long-term stock-based awards; the financial performance of the officer’s business unit relative to the business plan (including such measures as sales volume, revenues, costs, cash flow and operating profit); Company financial performance (including the measures of business unit performance listed above and, in addition, earnings per share); the officer’s individual performance (including the quality of strategic plans, organizational and management development, participation in evaluations of potential acquisitions and similar manifestations of individual performance); and the business environment for the officer’s business unit. With the exception of their own bonuses, the Committee considered recommendations of Messrs. Hunt and Skarie, which were based on bonus targets (as a percent of salary) set prior to the beginning of the fiscal year.

      The Committee identified a bonus target goal equal to a percentage of an executive officer’s salary. After reviewing the factors identified above, the Committee approved individual bonuses based on the Committee’s subjective judgement and discretion. The bonuses granted were not based on a strict adherence to the target. For the CEO’s, the target was 100% and for each named executive officer, the target goal was 50%.

Long-Term Compensation

      Long-term compensation currently consists of stock options, restricted stock awards and stock appreciation rights.

•	Stock options entitle the recipient to purchase a specified number of shares of the Company’s Common Stock after a specified period of time at an option price, which is ordinarily equal to the fair market value of the Common Stock at the time of grant. The Committee ceased granting stock options to officers in 2004.

•	Restricted stock awards were granted in 2004 (2005 and 2006 for Mr. Scalise) and provide the awardee with a long-term incentive. The restricted stock awards provide for a one-third vesting in years 2011, 2012 and 2013. Both of Mr. Scalise’s restricted stock awards provide for a one-third vesting in years 2012, 2013 and 2014.

•	Stock appreciation rights are based on a set number of shares, and upon exercise, they will receive the number of shares equal in value to the difference between the exercise price and the fair market value at the date of exercise, less all applicable taxes.

      All stock-based compensation provides executives with an opportunity to buy and maintain an equity interest in the Company while linking the executive’s compensation directly to shareholder value since the executive receives no benefit from the option unless all shareholders have benefited from an appreciation in the value of the Common Stock. In addition, since all stock-based incentive awards “vest” serially over a period of time after the date of grant (usually three to six years), they enhance the ability of the Company to retain the executive while encouraging the executive to take a longer-term view on decisions impacting the Company. All stock-based compensation will vest upon a change-in-control, normal retirement, death, disability, or an involuntary termination.

      Stock appreciation rights were awarded in September 2006. The amount awarded to each Company officer was recommended by Messrs. Hunt and Skarie after consultation with the Committee’s Chairman. With respect to each of Messrs. Hunt and Skarie, the Committee authorized 75,000 stock appreciation rights. Messrs. Hunt and Skarie recommended the amounts awarded to all other officers after consultation with the Committee’s Chairman. The awards were designed to link compensation to long-term share price performance. Consequently, the awards do not begin vesting until 2009.

Additional Information

      The Committee retained Watson Wyatt as independent advisor to review the recommendations of Messrs. Hunt and Skarie with respect to officer compensation and long-term compensation. The results confirmed that, after giving effect to the 2004 restricted stock awards, total direct compensation (salary, bonus and present value of long-term incentives) for named executive officers was at or above the market median levels. With respect to Messrs. Hunt and Skarie, the analysis compared their total direct compensation against that of the Chief Operating Officer at other companies using published data and an average of the first and second highest paid individuals against a publicly-traded peer group. The peer group was composed of twelve U.S. based publicly-traded food companies with revenue ranging from approximately $422 million to approximately $3.8 billion. The twelve companies were: Lance Inc.; TreeHouse Foods Inc.; Lancaster Colony Corp.; Cott Corporation; Church & Dwight Co. Inc.; UST Inc.; Flowers Foods, Inc.; The J.M. Smucker Company; Corn Products Company; McCormick & Co.; Seaboard Corp.; and Brown-Forman Corp. The approximate cost of Watson Wyatt’s services was $9,000.

Deductibility of Certain Executive Compensation

      A feature of the Omnibus Budget Reconciliation Act of 1993 sets a limit on deductible compensation of $1,000,000 per person, per year for the Chief Executive Officer and the next four highest-paid executives. While it is the general intention of the Committee to meet the requirements for deductibility, the Committee may, in the exercise of its judgement, approve payment of compensation from time to time that may not be fully deductible. The Committee believes this flexibility will enable it to respond to changing business conditions, or to an executive’s exceptional individual performance. The Committee will continue to review and monitor its policy with respect to the deductibility of compensation.

J. W. Goodall—Chairman	D. R. Banks	D. W. Kemper
B. G. Armstrong	R. A. Liddy	W. P. Stiritz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      As noted previously, the Corporate Governance and Compensation Committee is currently composed of Messrs. Armstrong, Banks, Goodall, Liddy, Kemper and Stiritz. There are no relationships involving the members of the Corporate Governance and Compensation Committee or the executive officers of Ralcorp that are required to be disclosed under Item 402 (j) of Regulation S-K.

AUDIT COMMITTEE REPORT

      The Board has determined, in its judgement, that the Audit Committee is comprised solely of independent directors as defined in the NYSE listing standards, Rule 10A-3 of the Securities Exchange Act of 1934 and the Company’s Corporate Governance Guidelines. The Audit Committee operates under a written charter, adopted by the entire Board, which is available on the Company’s website at www.ralcorp.com/corporategovernance.htm and is attached as Appendix C.

      Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP, the Company’s independent accountants, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Ernst & Young, LLP, the Company’s internal auditor, assists the Audit Committee with its responsibility to monitor and oversee the financial reporting process and internal controls. The Committee discussed with the Company’s internal auditors and independent accountants the overall scopes and plans for their respective audits. The Committee met, at least quarterly, with the internal auditors and independent accountants, with and without management present, and discussed the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      With respect to the Company’s audited financial statements for the Company’s fiscal year ended September 30, 2006, management of the Company has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed those financial statements with management. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as modified or supplemented.

      The Audit Committee has received the written disclosures from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed the independence of PricewaterhouseCoopers LLP with members of that firm.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2006, be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

D. R. Banks—Chairman B. G. Armstrong	D. W. Kemper J. W. Goodall	R. A. Liddy

OTHER RELATIONSHIPS INVOLVING DIRECTORS, OFFICERS,
OR THEIR ASSOCIATES

      Mr. Kemper is Chairman, President and Chief Executive Officer of Commerce Bancshares, Inc., which is one of eight banks that participate in the Company’s committed credit facility. Commerce Bancshares’ lending commitment under that facility in Fiscal 2006 was limited to $13 million out of a total syndicate commitment of $150 million. During the fiscal year, the Company paid approximately $115,000 in interest to Commerce Bancshares, Inc. The Company’s corporate credit card program (travel & entertainment) was administered through Commerce Bancshares, Inc., until September 18, 2006. There was no charge made to or fee paid by the Company for this service. Instead, the Company was paid a fee (approximately $5,000 was paid in fiscal 2006) for using credit cards administered by Commerce and therefore find the relationship to be immaterial. The Board and the Corporate Governance and Compensation Committee do not believe Mr. Kemper has a material interest in the transactions between the Company and Commerce Bancshares, Inc. These transactions are disclosed on a voluntary basis.

STOCK PERFORMANCE GRAPH

      The following performance graph compares the changes, for the period indicated, in the cumulative total value of $100 hypothetically invested in each of (a) Ralcorp Common Stock, (b) the Russell 2000 Index, and (c) the Russell 2000 Consumer Staples Index.

Comparison of Total Return on $100.00 Invested in Ralcorp Holdings, Inc. Common Stock on September 30, 2001 vs. Russell 2000 and Russell 2000 Consumer Staples Indices
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$0.00
9/30/2001
9/30/2002
9/30/2003
9/30/2004
9/30/2005
9/30/2006
Ralcorp
Russell 2000 Index
Russell 2000 Consumer Staples Index

Graph Data Points

	Ralcorp ($)	Russell 2000 Index ($)	Russell 2000 Consumer Staples Index ($)
9/30/2001	100.00	100.00	100.00
9/30/2002	109.30	90.72	90.05
9/30/2003	142.34	123.85	98.50
9/30/2004	185.51	147.14	109.74
9/30/2005	220.55	173.73	134.26
9/30/2006	253.75	191.08	149.92

OTHER MATTERS

Proxy Solicitation

      Ralcorp has paid for preparing this Proxy Statement and the Proxy Card. Ralcorp will also pay for the solicitation of proxies. The Company hired Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of $9,000 plus expenses. Ralcorp will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for costs, including postage and handling, reasonably incurred by them in sending proxy materials to the beneficial owners of Ralcorp’s Common Stock. In addition to the standard mail, employees of the Company may make proxy solicitations via telephone or personal contact.

Independent Registered Public Accounting Firm

      PricewaterhouseCoopers LLP acted as Ralcorp’s independent registered public accounting firm for fiscal year 2006 and has served in that capacity since 1994. The Board, upon the recommendation of the Audit Committee, appointed PricewaterhouseCoopers LLP as independent accountants for the current fiscal year. A representative of that firm will be present at the Annual Meeting, will have an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

      The following fees were paid for audit services rendered in conjunction with reviewing and auditing the Company’s fiscal years 2005 and 2006 financial statements, and for other services during those fiscal years:

	FY 2005	FY 2006
Audit Fees (1)	$1,211,935	$1,036,500
Audit-Related Fees (2)	$25,300	$46,920
Tax Fees	$0	$0
All Other Fees (3)	$1,500	$1,500

(1)	The “Audit Fees” do not include out of pocket expenses in the amount of $76,500 and $60,000 for fiscal years 2005 and 2006, respectively.
(2)	The “Audit-Related Fees” paid for fiscal year 2005 were for an audit of the employee benefit plans, and for fiscal year 2006 an audit of the employee benefit plans, technical accounting issues relating to the Company’s ownership in Vail Resorts, Inc. and the acquisition of Western Waffles.
(3)	“All Other Fees” was an amount paid for the use of a proprietary accounting research database.

      With regard to the fees listed above, the Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of services other than audit services is compatible with its ability to maintain its independence. Regardless of the size or nature of the other services, if any, to be provided, it is the Audit Committee’s policy and practice to approve any services not under the heading “Audit Fees” before any such other services are undertaken. The audit performed on behalf of the Company was staffed primarily by full-time, permanent employees of PricewaterhouseCoopers LLP.

Section 16(a) Beneficial Ownership Reporting Compliance

      Executive officers and directors of Ralcorp are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of Ralcorp Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to Ralcorp.

      Based solely on a review of copies of those reports, other documents furnished to Ralcorp and written representations that no other reports were required, Ralcorp believes that all filing requirements applicable to executive officers and directors have been complied with during the preceding fiscal year except that Richard R. Koulouris filed one report late for a single transaction.

Shareholder Proposals for 2008 Meeting

      Under the Company’s Bylaws, shareholders who desire to nominate a director or present any other business at an Annual Meeting of Shareholders must follow certain procedures. Generally, to be considered at the 2008 Annual Meeting of Shareholders, a shareholder nomination or proposal not to be included in the Proxy Statement and Notice of Meeting must be received by the Company’s Secretary between November 10, 2007, and December 10, 2007. However, if the shareholder desires that the proposal be included in the Company’s Proxy Statement and Notice of Meeting for the 2008 Annual Meeting of Shareholders then it must be received by the Secretary of the Company no later than August 23, 2007 and must also comply in all respects with the rules and regulations of the SEC and the laws of the State of Missouri. A copy of the

Bylaws will be furnished to any shareholder without charge upon written request to the Company’s Secretary.

Form 10-K and Other Filings

      Upon written request and at no charge, the Company will provide a copy of any of its filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K, with financial statements and schedules for its most recent fiscal year. The Company may impose a reasonable fee for expenses associated with providing copies of separate exhibits to the report when such exhibits are requested. These documents are also available on the Company’s website at www.ralcorp.com, and the SEC’s website at www.sec.gov.

Householding

      SEC rules allow delivery of a single annual report and proxy statement to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the annual report and proxy statement, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as the Company’s expenses. Shareholders having multiple accounts may have received householding notifications from their respective brokers and, consequently, such shareholders may receive only one proxy statement and annual report. Shareholders who prefer to receive separate copies of the proxy statement and annual report, either now or in the future, may request to receive separate copies of the proxy statement and annual report by notifying the Company’s Secretary. Shareholders currently sharing an address with another shareholder who wish to have only one proxy statement and annual report delivered to the household in the future should also contact the Company’s Secretary.

Notices, Requests or Communications with Directors

      Any notice or request discussed above, or any communication intended for any member or members of the Company’s Board of Directors, should be directed to the Company’s Secretary, Ralcorp Holdings, Inc., PO Box 618, St. Louis, Missouri 63188-0618. The Company’s Secretary will forward the communication to the designated member or members of the Company’s Board of Directors.

      We maintain a confidential telephone number and post office box through which you can send concerns regarding accounting matters or business practices. The toll-free number in the U.S. is 1-800-877-7055 or if you prefer, you may write to: Corporate Vice President and Controller, Ralcorp Holdings, Inc., PO Box 618, St. Louis, Missouri 63188-0618.

                                                                                                                            By Order of the Board of Directors,

Charles G. Huber, Jr.
Secretary

December 13, 2006

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APPENDIX A

RALCORP HOLDINGS, INC.
2007 INCENTIVE STOCK PLAN

Section I. General Provisions

A.       Purpose of Plan

      The purpose of the Amended and Restated 2007 Ralcorp Incentive Stock Plan (the “Plan”) is to enhance the profitability and value of the Company for the benefit of its shareholders by providing for stock awards to attract, retain and motivate directors, officers and other key employees who make important contributions to the success of the Company and to allow recipients of awards to share in the increases in the value of the Company.

B.       Definitions of Terms as Used in the Plan

1.	“Affiliate” means any subsidiary, whether directly or indirectly owned, or parent of the Company, or any other entity designated by the Committee.
2.	“Award” means a Stock Option or Stock Appreciation Award granted under Section II of the Plan or Other Stock Award granted under Section III of the Plan.
3.	“Board” means the Board of Directors of Ralcorp Holdings, Inc.
4.	“Committee” means the Corporate Governance and Compensation Committee of the Board of Directors of the Company or any successor committee the Board of Directors may designate to administer the Plan.
5.	“Company” means Ralcorp Holdings, Inc.
6.	“Employee” means any person who is employed by the Company or an Affiliate.
7.	“Fair Market Value” of any class or series of Stock means the fair and reasonable value thereof as determined by the Committee according to prices in trades as reported on the New York Stock Exchange-Composite Transactions. If there are no prices so reported or if, in the opinion of the Committee, such reported prices do not represent the fair and reasonable value of the Stock, then the Committee shall determine Fair Market Value by any means it deems reasonable under the circumstances.

8.	“Stock” means the Ralcorp Common Stock $.01 par value or any other authorized class or series of common stock or any such other security outstanding upon the reclassification of any of such classes or series of common stock, including, without limitation, any stock split-up, stock dividend, creation of targeted stock, spin-off or other distributions of stock in respect of stock, or any reverse stock split-up, or recapitalization of the Company or any merger or consolidation of the Company with any Affiliate.

C.       Scope of Plan and Eligibility

      Any Employee or director selected by the Board or Committee shall be eligible for any Award contemplated under the Plan.

D.       Authorization and Reservation

      The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)	the shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions;

(b)	subject to the following provisions of Paragraph D, the maximum number of shares of stock that may be delivered to participants and their beneficiaries under the Plan shall be equal to the sum of:

(i) 1,500,000 shares of Stock; plus (ii) the number of shares of Stock remaining available for issuance pursuant to Awards under the Company’s amended 2002 Incentive Stock Plan, but not subject to outstanding awards as of the effective date of the Plan; plus (iii) any shares of Stock that are forfeited, withheld to pay taxes, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of shares of Stock back to the Company under Awards made under the 2002 Incentive Stock Plan and 1997 Incentive Stock Plan (the “Prior Plans”);

(c)	to the extent any shares of Stock covered by an Award are not delivered to an Award recipient or beneficiary because (i) the Award settled in cash; (ii) the Award expires or is forfeited or canceled or (iii) the shares of Stock under an Award are not delivered because the shares are used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purpose of determining the maximum number of shares of Stock available for delivery of the Plan and shall be again available for issuance pursuant to Awards;

(d)	if the exercise price of any Award granted under the Plan or all Prior Plans is satisfied by tendering shares of Stock to the Company, only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available under the Plan; and

(e)	the total number of shares of Stock that may be issued to any one participant during the term of Plan shall not exceed 1,000,000 shares of Stock.

E.       Administration of the Plan

1.	The Committee shall administer the Plan and, in connection therewith, it shall have full power to grant Awards, construe and interpret the Plan, establish rules and regulations and perform all other acts it believes reasonable and proper, including the power to delegate responsibility to others to assist it in administering the Plan.

2.	The Committee shall include three or more members of the Board of the Company. Its members shall be appointed by and serve at the pleasure of the Board.

3.	The determination of those eligible to receive Awards, and the amount and type of each Award shall rest in the sole discretion of the Committee or the Board, subject to the provisions of the Plan.

Section II. Stock Options and Stock Appreciation Rights

A.       Description

      The Committee or the Board may grant with respect to any class or series of stock (i) stock options (“Stock Options”) that qualify as “Incentive Stock Options” under Section 422 of the Internal Revenue Code of 1986, as amended, and it may grant Stock Options that do not so qualify and (ii) Stock Appreciation Rights (“Stock Appreciation Rights”).

B.       Terms and Conditions

1.	Each Stock Option and Stock Appreciation Right shall be set forth in a written agreement containing such terms and conditions as the Committee or the Board may determine, subject to the provisions of the Plan.

2.	Except as set forth below in this paragraph, the purchase price of any shares exercised under any Stock Option must be paid in full upon such exercise. The payment shall be made in such form, which may be cash or Stock, as the Committee or the Board may determine. The Committee may permit a participant to pay the exercise price upon the exercise of a Stock Option by irrevocably

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authorizing a third party to sell shares of Stock (or a sufficient portion of shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

3.	No Incentive Stock Option may be exercised after the expiration of ten (10) years from the date such option is granted.

4.	The exercise price of each Stock Option and Stock Appreciation Right shall be established by the Committee or shall be determined by a method established by the Committee at the time the Stock Option is granted. The exercise price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Award.

5.	In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the appropriate class or series of Stock with respect to which Stock Options are exercisable for the first time by any Employee during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

6.	Except as otherwise provided in Section VI. F., the exercise price of the stock option or stock appreciation right may not be reduced directly or indirectly by cancellation or repricing, without the prior approval of the shareholders of the Company.

Section III. Other Stock Awards

      In addition to Stock Options and Stock Appreciation Rights, the Committee or the Board may grant other stock awards payable in any class or series of Stock upon such terms and conditions as the Committee or the Board may determine, subject to the provisions of the Plan (“Other Stock Awards”). Other Stock Awards may include, but are not limited to, the following types of Awards:

1.	Restricted Stock Awards. The Committee or the Board may grant Restricted Stock Awards, each of which consists of a grant of shares of any class or series of Stock subject to terms and conditions determined by the Committee or the Board in each entity’s discretion, subject to the provisions of the Plan. Such terms and conditions shall be set forth in written agreements. The shares of Stock granted will be restricted and may not be sold, pledged, transferred or otherwise disposed of until the lapse or release of restrictions in accordance with the terms of the written award agreement and the Plan. Prior to the lapse or release of restrictions, all shares of Stock are subject to forfeiture in accordance with Section IV of the Plan. Shares of Stock issued pursuant to a Restricted Stock Award can be issued for no monetary consideration. No more than 750,000 shares of Stock available for Awards may be used for the grant of Restricted Stock.

2.	Stock Related Deferred Compensation. The Committee or the Board may, in its discretion, permit the deferral of payment of an Employee’s cash bonus or other cash compensation in the form of either cash or any class or series of Stock (or Stock equivalents, each corresponding to a share of such Stock) under such terms and conditions as the Committee or the Board may prescribe. Payment of such compensation may be deferred for such period or until the occurrence of such event as the Committee or the Board may determine. All deferrals made in any class or series of Stock (or Stock equivalents) shall be paid on distribution in Stock. If a deferral is permitted in the form of Stock or Stock equivalents, the number of shares of Stock or number of Stock equivalents deferred will be determined by dividing the amount of the Employee’s bonus or other cash compensation being deferred by the closing price of the appropriate class or series of Stock, as reported by the New York Stock Exchange-Composite Transactions, on the date in question. Deferrals in any class or series of Stock or Stock equivalents cannot be transferred into other investment options. Additional rights or restrictions may apply in the event of a change in control of the Company.

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3.	Performance Shares.

a.	The Committee or the Board, in their discretion, may establish one or more performance programs, each with a specified objective or objectives and a specified performance period over which the specified objective is targeted for achievement, and

b.	The payment amount (in cash or stock) which a holder of performance shares (“Performance Shares”) shall be entitled to receive if the applicable targeted performance objective is met shall be an amount equal to the Fair Market Value of one share of Stock on the date that the Committee determines that the applicable targeted performance objective is met (following the expiration of the applicable performance period) multiplied by the number of Performance Shares held; and

c.	Notwithstanding the provisions of the foregoing paragraph, the Committee or the Board, in their discretion, may establish, at the time it establishes the targeted performance objective, a minimum performance target and may provide for payment on a reduced scale if the targeted performance objective is not achieved but the minimum performance target is met or exceeded. The Committee or the Board may not increase the amount of payment that would otherwise be paid upon attainment of a performance objective.

Section IV. Forfeiture of Awards

A.	The Committee or the Board may include in any Award any conditions of forfeiture it may deem appropriate. The Committee or the Board also, after taking into account the relevant circumstances, may waive any condition of forfeiture stated in any Award contract.

B.	In the event of forfeiture, the recipient shall lose all rights in and to the Award. Except in the case of Restricted Stock Awards as to which the restrictions have not lapsed, this provision, however, shall not be invoked to force any recipient to return any Stock already received under an Award.

C.	Such determinations as may be necessary for application of this section, including any grant of authority to others to make determinations under this section, shall be at the sole discretion of the Committee or the Board, and its determinations shall be conclusive.

Section V. Death of Awardee

      Upon the death of an Award recipient, the following rules apply:

A.	A Stock Option or Stock Appreciation Right, to the extent exercisable on the date of his death, may be exercised at any time within six (6) months, or such longer period not exceeding three years as the Committee or the Board may determine, after the recipient’s death, but not after the expiration of the term of the Stock Option or Stock Appreciation Right, by the recipient’s designated beneficiary or personal representative or the person or persons entitled thereto by will or in accordance with the laws of descent and distribution.

B.	In the case of any Other Stock Award, the Stock due shall be determined as of the date of the recipient’s death, and the Company shall issue the appropriate number of shares of the appropriate class or series of Stock. The issuance of shares of such Stock shall be made to recipient’s designated beneficiary or personal representative or the person or persons entitled thereto by will or in accordance with the laws of descent and distribution.

C.	An Award recipient may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee and the Board may from time to time prescribe) to exercise, in the event of the death of the recipient, a Stock Option, or to receive, in such event, any Other Stock Awards. The Committee and the Board reserve the right to review and approve beneficiary designations. A recipient may from time to time revoke or change any such
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designation or beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee or the Board shall be in doubt as to the right of any such beneficiary to exercise any Stock Option or to receive any Other Stock Award, the Committee or the Board, as the case may be, may determine to recognize only an exercise by the legal representative of the recipient, in which case the Company and the Committee and the Board and the members thereof shall not be under any further liability to anyone.

Section VI. Other Governing Provisions

A.       Transferability

      Except as otherwise noted herein, no Award shall be transferable other than by beneficiary designation, will or the laws of descent and distribution, and any right granted under an Award may be exercised during the lifetime of the holder thereof only by him or by his guardian or legal representative.

B.       Rights as a Shareholder

      A recipient of an Award shall, unless the terms of the Award provide otherwise, have no rights as a shareholder, with respect to any Stock Option, Stock Appreciation Right, or shares which may be issued in connection with the Award until the issuance of a Stock certificate for such shares. No adjustment other than as stated herein shall be made for dividends or other rights for which the record date is prior to the issuance of such Stock certificate.

C.       General Conditions of Awards

      No director, Employee or other person shall have any right with respect to this Plan, the shares reserved or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan applicable to such recipient have been met.

D.       Reservation of Rights of Company

      The selection of an Employee for any Award shall not give such person any right to continue as an Employee and the right to discharge any Employee is specifically reserved.

E.       Acceleration

      The Committee or the Board may, in its sole discretion, accelerate the date of exercise of any Award.

F.       Mandatory Adjustments

      In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution (in cash, shares, or otherwise) to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limit set forth in Section III(1), (iii) the number and class of securities and exercise price per share subject to each outstanding Option and Stock Appreciation Right (under the Plan or the Prior Plans) and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to prevent dilution or enlargement of the benefits available under this Plan and to preserve the value of outstanding Awards.

G.       Withholding of Taxes

      The Company shall deduct from any payment, or otherwise collect from the recipient, any taxes required to be withheld by federal, state or local governments in connection with any Award. The recipient may elect, subject to approval by the Committee or the Board, to have shares withheld by the Company in satisfaction of such taxes, or to deliver other shares of Stock owned by the recipient in satisfaction of such taxes. The number of shares to be withheld or delivered shall be calculated by reference to the Fair Market Value of the appropriate class or series of Stock on the date that such taxes are determined.

H.       No Warranty of Tax Effect

      Except as may be contained in the terms of any Award, no opinion is expressed nor warranties made as to the effect for federal, state, or local tax purposes of any Award.

I.       Amendment of Plan

      The Board may, from time to time, amend, suspend or terminate the Plan in whole or in part, and if terminated may reinstate any or all of the provisions of the Plan, except that no amendment, suspension or termination may: (i) apply to the terms of any Award (contingent or otherwise) granted prior to the effective date of such amendment, suspension or termination without the recipient’s consent; (ii) increase the shares of Stock available for Awards other than as mandated by Section VI. F.; or (iii) eliminate the shareholder approval requirement in Section II. B. 6.

J.       Construction of Plan

      The place of administration of the Plan shall be in the State of Missouri, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Missouri.

K.       Elections of Corporate Officers

      Notwithstanding anything to the contrary stated herein, any election or other action with respect to an Award of a recipient subject to Section 16 of the Securities Exchange Act of 1934 will be null and void if any such election or other action would cause said recipient to be subject to short-swing profit recovery under Section 16.

Section VII. Effective Date and Term

      This Plan shall be effective upon adoption by the shareholders of the Company. The Plan shall continue in effect until February 8, 2017, when it shall terminate. Upon termination, any balances in the share reserve shall be canceled, and no Awards shall be granted under the Plan thereafter. The Plan shall continue in effect, however, insofar as is necessary to complete all of the Company’s obligations under outstanding Awards to conclude the administration of the Plan.

APPENDIX B

RALCORP HOLDINGS, INC.

CORPORATE GOVERNANCE GUIDELINES
Adopted December 4, 2003

Role of the Board of Directors

      The Board of Directors selects and supervises the officers of the Company in the interest and for the benefit of the stockholders. The Board of Directors has delegated to the Co-Chief Executive Officers, together with the other officers of the Company, the authority and responsibility for managing the business of the Company under the direction of the Board. Each director is expected to spend the time and effort necessary to properly discharge the director’s responsibilities.

Composition of the Board of Directors

      1.           Size of the Board of Directors

      The Board believes that it should generally have no fewer than five and no more than ten directors. This range permits diversity of experience without hindering effective discussion or diminishing individual accountability. The size of the Board could, however, be increased or decreased if determined to be appropriate by the Board.

      2.           Board Membership Criteria

      The Board of Directors is responsible for nominating individuals for election to the Board of Directors by the stockholders and for appointing individuals as directors between annual meetings of the stockholders. The Corporate Governance and Compensation Committee identifies, reviews and makes recommendations concerning potential members of the Board of Directors.

      The Board should be comprised of individuals who, after taking into account their skills, expertise, integrity, knowledge of the industries in which the Company operates, and other qualities, have the ability to enhance the long-term interest of the shareholders. The Board will evaluate each individual in the context of the entire Board of Directors with the objective of assembling a Board of Directors that can enhance the success of the Company and promote the interests of stockholders. Annually (or more often, if necessary), the Corporate Governance and Compensation Committee reviews the qualifications and backgrounds of the directors and makes recommendation to the Board as to the directors to be nominated for election by the stockholders at the next annual meeting or to be appointed as directors between annual meetings of the stockholders.

      3.           Selection of Chairman

      The Board of Directors selects a Chairman from among the directors. Presently the Board has determined that the offices of the Chief Executive Officer and the Chairman should not be held by the same person. However, the Board can determine that to enhance the management of the Company, one person should hold the positions of Chief Executive Officer and Chairman.

      4.           Term Limits

      The Board has not established term limits for directors. The Board believes term limits deprive the Company of the knowledge and expertise developed by directors from extended service on the Board of Directors.

      5.           Retirement of Board Members

      The policy of the Board of Directors is that it will not nominate any individual for election as a director by the shareholders or appoint any individual as a director if such person is 72 years or older at the commencement of their term unless the person has been nominated and appointed by a unanimous vote of the entire board.

      6.           Directors Who Change Their Present Job Responsibility

      Directors who retire or significantly change the position they held when they became a member of the Board should not leave the Board of Directors simply because of such a change. However, upon any such event, the Corporate Governance Committee will review the appropriateness of continued service on the Board of Directors by that director.

      7.           No Specific Limitation on Other Board Service

      Directors are not prohibited from serving on boards and committees of other organizations, and the Board has not adopted any guidelines limiting such activities. Instead, each director is expected to ensure that other commitments do not interfere with the director’s discharge of his or her duties. Directors are expected to inform the Chairman of the Board and the Chairman of the Corporate Governance Committee upon becoming a director of any other public company or becoming a member of the audit committee of any other public company.

      8.           Director Orientation and Continuing Education

      The Company shall provide new directors with a director orientation program to familiarize such directors with, among other things, the Company’s business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business ethics, corporate governance guidelines, principal officers, internal auditors and independent auditors. The Company encourages and supports continuing director education and shall reimburse directors for reasonable expenses incurred in connection therewith.

      9.           Determination of Director Independence

      The Board shall be comprised of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange and the applicable rules of the Securities and Exchange Commission.

      Further, a director is deemed to be independent if the Board has determined that the director has no material relationship with the Company.

      The Board of Directors has established the following categorical standards in connection with determining the independence of directors:

•	A director will not be considered to be independent if, during the past five years, the Company has employed the director or any of the director’s immediate family (except in a non-officer capacity);
•	A director will not be considered to be independent if, during the past five years, the director has been employed by (or affiliated with) the Company’s present or former independent accountants or any of the director’s immediate family members have been so employed or affiliated (except in a non-partner capacity not involving the Company’s business);

•	A director’s independence will not be considered to be impaired if the director or any immediate family member of the director is employed by (or affiliated with) an entity that loans the Company an amount of money less than 5% of the Company’s total assets;

•	A director will not be considered to be independent if the director is a partner, shareholder, or officer of a company or firm that provides significant consulting, legal, or financial advisory services to the Company. For purposes of this categorical standard, a company or firm will be considered to provide non-significant services if the fees represent less than (i) 2% of the Company’s or firm’s gross revenues for its last full fiscal year and (ii) 2% of the Company’s gross revenues for its last full fiscal year;

•	A director’s independence will not be considered to be impaired if the director or any immediate family member of the director is employed by (or affiliated with) a non-significant supplier or customer of the Company. For the purposes of this categorical standard, a supplier or customer will be considered non-significant if its sales to, or purchases from, the Company represent less than (i) 2% of the gross revenues of the customer or supplier for its last full fiscal year and (ii) 2% of the Company’s gross revenues, for its last full fiscal year;

B-2
•	A director’s independence will not be considered to be impaired if the director is an employee, officer, or director of a foundation, university or other non-profit organization to which the Company gives directly, or indirectly through its foundation, no more than $200,000 per annum or 5% of the organization’s gross revenues for its last full fiscal year (whichever is greater); and

•	A director’s independence will not be considered to be impaired if such director is an executive officer of an entity for which another director of the Company serves as a director and member of any board committee of that entity, provided such service does not occur while that other director also serves as an executive officer of the Company.

      An individual will be considered to be affiliated with a corporation or other entity, if that individual controls, is controlled by or is under common control with the corporation or other entity. The Board of Directors will determine the independence of any director with a relationship to the Company that is not covered by the above standards.

Board Meetings

      1.           Frequency of Meetings

      The Board of Directors determines its schedule of board meetings each year. The current schedule is for four regular meetings each year. The Audit Committee has six regularly scheduled meetings. A director is expected to regularly attend (in person or telephonically) meetings of the Board and of the committees on which the director serves, and to review materials distributed in advance of meetings.

      2.           Selection of Agenda Items

      The Chairman of the Board of Directors establishes the agenda for each meeting. Each member of the Board may suggest additional items for the agenda.

      3.           Distribution of Materials

      The minutes of the prior Board meeting, an agenda for the forthcoming meeting, and selected Company financial information and agenda item background materials must be distributed to Board members in advance of the meetings.

      4.           Access to Management and Advisors

      Board members shall have unrestricted access to management of the Company. The Board of Directors shall have the authority to retain independent legal, accounting or other consultants to advise the Board.

      5.           Separate Session of Non-Management Directors

      The non-management directors of the Company shall meet in regularly scheduled executive sessions without management no fewer than four times a year. The presiding director at these meetings shall be the Chairman or other Board appointed non-management director in the event the Chairman is unavailable.

Director Compensation

      The Company believes that the compensation paid to directors should be competitive and should encourage ownership of the Company’s stock by directors. The Corporate Governance and Compensation Committee shall periodically review the compensation paid to directors by the Company and make recommendations to the Board of Directors concerning such compensation.

      Employees of the Company serving as directors shall not receive any additional compensation for service on the Board of Directors.

Board Committees

      1.          Number and Names of Board Committees

      The Board of Directors shall establish committees from time to time to assist it in discharging its obligations. There are currently three standing committees:

      Audit Committee

      Corporate Governance and Compensation Committee

      Executive Committee

      Each committee shall have a written charter, adopted and periodically reviewed by the Board of Directors. The purpose and responsibility of each committee shall be described in its respective charter. After each of its meetings, the committee shall report on the meeting to the Board of Directors.

      2.           Independence of Committee Members

      The Audit and Corporate Governance and Compensation Committees shall be composed entirely of independent directors. The membership of each committee and the compensation paid to the members of each committee will comply with all applicable laws and regulations and the listing standards of the New York Stock Exchange.

      3.           Committee Agendas

      The Chairman of each committee, in consultation with appropriate members of management, establishes the agenda for each meeting. Each member of the committee may suggest additional items for the agenda.

      4.           Assignment of Committee Members

      The Chairman of the Board, after consideration of the advice, experience and expertise of individual directors and in consultation with the Chairman of the Corporate Governance and Compensation Committee, recommends to the Board of Directors the assignment of directors to the committees of the Board of Directors, including the chairmen of the committees.

      The Board of Directors does not mandate rotation of committee assignments or chairmen. The Board of Directors believes that the knowledge and expertise developed by directors through extended service on a committee outweigh the benefits obtained through mandatory rotation.

Planning

      1.           Management Succession

      The Board of Directors plans for the succession to the position of co-Chief Executive Officers. To assist the Board of Directors, the co-Chief Executive Officers annually provide to the Board an assessment of the Company’s executive officers and their potential to succeed him or her. The co-Chief Executive Officers must also provide to the Board of Directors an assessment of persons considered potential successors to the other executive officers. In addition, the co-Chief Executive Officers must prepare a short-term succession plan providing for temporary delegation of authority in the event either co-Chief Executive Officer become unexpectedly unable to perform his or her duties.

      2.           Performance

      Annually, the Corporate Governance and Compensation Committee shall evaluate the performance of the Board of Directors and each committee thereof. The Corporate Governance and Compensation Committee shall discuss the results of their evaluations with the Board of Directors. Annually the Corporate Governance and Compensation Committee in connection with salary and wage determinations will evaluate officer performance.

Annually the Corporate Governance and Compensation Committee reviews the Corporate Governance Guidelines and recommends such changes to the Board of Directors as it determines to be necessary or appropriate.

APPENDIX C

RALCORP HOLDINGS, INC.

AUDIT COMMITTEE CHARTER
Revised May 22, 2003 and December 4, 2003

Membership

      The Audit Committee of the Board of Directors shall consist of members, including a Chairman, appointed by the Board. The Committee members will be appointed by the Board and may be removed by the Board in its discretion. All members shall be independent directors, as determined by the Company in accordance with New York Stock Exchange (NYSE) criteria and the rules and regulations of the Securities and Exchange Commission (SEC); and further, no member shall have any material relationship, with the Company or otherwise, that in the opinion of the Board would interfere with the exercise of independent judgement as a Committee member. The Committee shall not consist of fewer than three non-employee members. All members of the Committee shall be financially literate, and at least one member shall be an “audit committee financial expert” as defined by the rules and regulations of the SEC.

      The Board shall appoint an individual to serve as Chairman, and may also appoint a Secretary for the Committee. A majority of the members of the Committee shall constitute a quorum for all purposes and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

Purpose

      The Board appointed the Committee to oversee:

•	The quality and integrity of the Company’s financial statements and financial reporting;
•	The independence and qualification of the Company’s independent auditors;
•	The performance of the independent audit;
•	The Company’s systems of internal accounting and financial controls and disclosure controls; and
•	The compliance with legal and regulatory requirements, codes of conduct and ethics programs established by management and the Board.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee has the authority to retain outside counsel, advisors or other experts, as it deems necessary or advisable. The Board and the Committee are in place to represent the Company’s shareholders; accordingly, the independent auditor is ultimately accountable to the Board and the Committee.

Meetings

      The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.

      The Committee will meet periodically, with management, the senior-most internal auditor, and the independent auditors in separate sessions to discuss any matters, which the Committee or these groups believe should be discussed privately with the Committee. The Committee will also meet at any time that the independent auditors believe communication to the Committee is required.

Authority and Responsibilities

      The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements.

      The Committee shall assist the Board in monitoring the Company’s financial reporting processes, systems of internal control, the independence and performance of the Company’s independent auditors and the performance of the internal auditors, and shall provide an avenue of communication among management, the independent auditors, the internal auditors and the Board. The Committee shall perform any other activities consistent with the Company’s Articles of Incorporation, By-Laws and governing law as the Committee or the Board deems necessary or appropriate.

      The Committee will make regular reports to the Board and will propose any necessary action to the Board. The Committee will review and assess the adequacy of this charter at least annually, and recommend any proposed changes to the Board for approval. The Committee will annually evaluate its own performance.

      The following duties shall be the common recurring activities of the Committee in carrying out its oversight function. These duties are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

      The Committee’s duties are to:

•	Appoint or replace the Company’s independent auditors. Approve all audit engagement fees and terms as well as lawful non-audit engagements with the independent auditor;
•	Review and approve the services to be provided by the independent auditors for the coming year, including the scope of audits, audit plan and fees therefore;
•	Discuss with management and the independent auditors the quality and adequacy of the Company’s internal controls, as well as the Company’s accounting policies and principles followed on financial and accounting matters, internal audits, legal compliance, and ethical and responsible business conduct; and review the adequacy of programs and procedures for compliance with such policies;

•	Review the effect of new or proposed auditing, accounting or reporting standards with management and the independent auditors;
•	Review with management and the independent auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K). Review and consider with the independent auditors the results of the annual audit of the Company’s consolidated financial statements and all matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 and other existing professional standards;

•	Review with management and the independent auditors the Company’s interim financial results to be included in the Company’s press releases or quarterly reports to be filed with the SEC and the matters required to be discussed by SAS No. 61; this communication will occur prior to the Company’s filing of Form 10-Q;

•	Receive annually from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company in accordance with existing professional standards and applicable laws and regulations and rules of the NYSE. Discuss with the independent auditors any such disclosed relationships or non-audit services that may impair their objectivity and independence, and if necessary, recommend that the Board take appropriate action to ensure the independence of the independent auditors;

•	Prepare any reports regarding the Committee’s actions that SEC rules require be included in the Company’s filings;
•	Review information concerning environmental, legal, regulatory and other matters which may represent material financial exposure and/or material risk and appropriate management thereof;
•	Develop and recommend to the Board for approval a clear and definitive hiring policy regarding employees or former employees of the Company’s independent auditors;
•	Develop and recommend to the Board for approval a code of business conduct for the Board, consistent with NYSE and SEC rules and regulations, other applicable law, and the Company’s existing business conduct guidelines;

•	Review the Company’s codes of business conduct at least annually, and recommend changes as necessary; and
•	Consider any other matters related to the oversight responsibilities of the Committee, as deemed advisable or necessary by Company management, the Board or the Committee.

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Ralcorp®

Annual Meeting Admission Ticket

2007 Annual Meeting of
RALCORP HOLDINGS, INC. Shareholders

Upon arrival, please present this
admission ticket and photo identification
at the registration desk.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

Annual Meeting Proxy Card

☐ Please mark this box with an X if your address has changed and print the new address below.

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A Election of Directors - The Board of Directors recommends a vote "FOR" the listed nominees.

1. Nominees:	For	Withhold
01 - Bill G. Armstrong	☐	☐
02 - Richard A. Liddy	☐	☐
03 - William P. Stiritz	☐	☐

B Proposals - The Board of Directors recommends a vote "FOR" Item No. 2 and "FOR" Item No. 3.

	For	Against	Abstain
2. Proposal to Approve the 2007 Incentive Stock Plan	☐	☐	☐
3. Ratification of PricewaterhouseCoopers LLP as Ralcorp Holdings Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2007	☐	☐	☐

ANNUAL REPORT
MARK HERE TO DISCONTINUE ANNUAL REPORT MAILING FOR THIS ACCOUNT (FOR MULTIPLE ACCOUNT HOLDERS ONLY). ☐

ANNUAL MEETING
MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING. ☐

Mark this box with an X if you have made comments below. ☐

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C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appear(s) hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please provide your FULL title as such.

Date (mm/dd/yyyy)	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box
/ /		

5 U P X

00N4FD

Admission Ticket

IMPORTANT

PLEASE VOTE YOUR PROXY CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL MAILINGS.

IF YOU REQUIRE SPECIAL ARRANGEMENTS TO PARTICIPATE AT THIS MEETING, PLEASE CONTACT THE COMPANY'S SHAREHOLDER SERVICES DEPARTMENT AT (314) 877-7046 PRIOR TO THE MEETING.

FOR PRE-REGISTRATION, PLEASE SIGN BELOW.
PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM.

RALCORP HOLDINGS, INC.
2007 ANNUAL MEETING OF SHAREHOLDERS

SIGNATURE ____

PLEASE DETACH ALONG PERFORATION AND RETURN THIS CARD IF VOTING BY MAIL.

PROXY/VOTING INSTRUCTION CARD
RALCORP HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RALCORP HOLDINGS, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 8, 2007 AT 8:30A.M. BANK OF AMERICA PLAZA, 800 MARKET ST., 26TH FLOOR, ST. LOUIS, MISSOURI

The undersigned appoints K. J. Hunt, D. P. Skarie and C. G. Huber, Jr., and each of them, lawful attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Ralcorp Holdings, Inc., to be held on February 8, 2007 and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, of shares of Common Stock of the Company which the undersigned is entitled to vote.

Trustee's Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of the Company credited to the undersigned's account under the Ralcorp Holdings, Inc. Savings Investment Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ALL OTHER MATTERS COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE "FOR" ALL NOMINEES LISTED ON THE REVERSE SIDE AND "FOR" ITEMS NO. 2 AND NO. 3.

IMPORTANT-PLEASE SIGN AND DATE ON BACK OF CARD.
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
NO POSTAGE NECESSARY.

(Continued and to be dated and signed on reverse side.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

- Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the simple instructions provided by the recorded message.

To vote using the Internet

- Go to the following web site: **WWW.COMPUTERSHARE.COM/EXPRESSVOTE**
- Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on February 8, 2007.
THANK YOU FOR VOTING